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                                                                    Exhibit 10.4



                          CONSULTING SERVICES AGREEMENT

                  This Consulting Services Agreement ("Agreement") is made and entered into as of May 30, 2003 by and between Pediatrix Medical Group, Inc. (the "Company") and Brian T. Gillon ("Consultant") (collectively the "Parties).

                  WHEREAS, Consultant and the Company are parties to an Amended and Restated Employment Agreement dated as of January 1, 2003 (the "Employment Agreement"), under which the Consultant agreed to serve the Company as Executive Vice President, Corporate Development and General Counsel;

                  WHEREAS, the Company and Consultant have entered into a Separation and Severance Agreement of even date herewith pursuant to which their respective obligations under the Employment Agreement and the terms and timing of the termination of Consultant's services pursuant to the Employment Agreement have been resolved; and

                  WHEREAS, the parties acknowledge that Consultant maintains valuable knowledge, expertise and confidential information about the Company's business and business relationships;

                  WHEREAS, the Company wishes to retain the services of Consultant to provide advisory and consulting services, and Consultant wishes to accept such engagement.

                  NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the adequacy and sufficiency of which are hereby acknowledged, Consultant and the Company agree as follows:


                  Services to be Provided. The Company hereby engages Consultant to provide the following services, none of which shall include or constitute the provision of legal advice or the practice of law:

                           (a). Assist the Company's Senior Management in the implementation of a plan of transition following Consultant's departure as an employee of the Company;

                           (b). Assist the Company's Senior Management in evaluating business development opportunities and in researching, analyzing, evaluating and addressing regulatory affairs affecting the Company's business; and

                           (c). Provide such other services and perform such other duties as may be reasonably requested by the Company's General Counsel.

The foregoing services are referred to herein as the "Services." Consultant shall perform Services of such nature, and at such places and times, as may be mutually agreed to by Consultant and the Company's General Counsel, PROVIDED THAT Consultant shall not be required to provide Services for an aggregate period of more than ten calendar days in any one month during the Term (as defined in Paragraph 4 below) hereof. Consultant shall be free to dispose of his time, energy and skill in such a manner as he deems advisable, and shall also be free to provide services to or for such other persons, firms and entities as he may desire.

                  Working Facilities and Supplies. During the Term hereof, the Company shall furnish the Consultant with such office space, support staff and equipment (including laptop computer, and access to the Company's offices, Email and intranet) as may be necessary for the performance of his duties hereunder.

                  Travel and Expense Reimbursement. The Consultant shall be entitled to reimbursement for all reasonable expenses that may be paid or incurred by the Consultant in the course of and pursuant to the business of the Company, including expenses for travel and entertainment. Travel and expense reimbursement policies shall be on the same terms and conditions applicable to Consultant in his role as Executive Vice President, Corporate Development and General Counsel of the Company during the period immediately preceding termination of the Employment Agreement.

                  Term and Termination of Agreement. The Company hereby engages Consultant for a period commencing June 5, 2003, and ending July 31, 2003 (the "Term"). This Agreement will automatically renew on a month to month basis unless either Party gives written notice of non-renewal at least seven calendar days before the end of the Term. Additionally, this



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Agreement may be terminated at any time by either party upon seven calendar days notice to the other. Consultant's services to the Company, and the Company's and Consultant's obligations to each other hereunder, shall terminate simultaneously with the termination of this Agreement.

                  Consulting Fees. The Company shall pay the Consultant for the performance of Services at the hourly rate of Three Hundred Dollars ($300.00). The Consulting Fees shall be paid on the 15th day of the month immediately following the month during which such services are provided.

                  Independent Contractor. Consultant, in the performance of Services, will act as an independent Contractor to the Company, and will not be considered an employee for any purpose. Consultant is not entitled to receive Company employee benefits as a result of, or pursuant to, this Agreement. Solely with respect to compensation pursuant to this Agreement, Company is not responsible for payment of workers' compensation, disability or other similar benefits, unemployment or other insurance, or for withholding income or other similar taxes or Social Security tax for Consultant, as Consultant shall bear such responsibilities.

                  Indemnification. To the fullest extent permissible under applicable law and the Company's Articles of Incorporation, the Company hereby indemnifies and saves harmless Consultant from and against any liability he may suffer or incur as a result of, or incident to, any act or omission during the course of, or incident to, his services to the Company, said indemnification to include advancement of, and reimbursement for, any reasonable expenses incurred by Consultant in defense of any claims that may be asserted in connection with, or as a result of, his services to, or on behalf of, the Company.

                  Miscellaneous.

                           (a) This Agreement shall be construed and interpreted
in accordance with the laws of the State of Florida.

                           (b) In the event that a legal action is brought to
enforce the terms of this Agreement, the prevailing party shall be entitled to recover his or its costs of court, including all attorneys' fees at all trial and appellate levels.

                           (c) The fact that one of the parties may have drafted
or structured any provision of this Agreement or any document referenced herein shall not be considered in construing the particular provision or document either in favor of or against such party.

                           (d) The parties agree that this Agreement may be
modified only in writing, and any party's failure to enforce this Agreement in the event of one or more events that violate this Agreement shall not constitute a waiver of any right to enforce this Agreement against subsequent violations.

                           (f) This Agreement embodies the entire agreement and
understanding of the parties hereto relating to the subject matter contained herein, and supersedes any and all prior and/or contemporaneous agreements and understandings (other than the Separation and Severance Agreement), oral or written, between said parties with respect thereto.


IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

PEDIATRIX MEDICAL GROUP, INC.           CONSULTANT:


/s/ THOMAS W. HAWKINS                   /s/ BRIAN T. GILLON
-----------------------------------     ----------------------------------------
Thomas W. Hawkins                       Brian T. Gillon
Senior Vice President and
General Counsel



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